Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"CHINA CGAME, INC.", A DELAWARE CORPORATION,

WITH AND INTO "CHINA ARCHITECTURAL ENGINEERING, INC." UNDER THE NAME OF "CHINA CGAME, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-FIFTH DAY OF MARCH, A.D. 2011, AT 6:56 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SECRETARY OF STATE — DELAWARE — 1776 — 1976

Jeffrey W. Bullock, Secretary of State

3779089 8100M

AUTHENTICATION: 8651484

110343688

DATE: 03-28-11

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
CHINA CGAME, INC.
INTO
CHINA ARCHITECTURAL ENGINEERING, INC.

(Pursuant to section 253 of the General Corporation Law of the state of Delaware)

China Architectural Engineering, Inc., a corporation organized and existing under the laws of the state of Delaware (the "Company"), does hereby certify:

First: That this Company was incorporated on March 16, 2004 pursuant to the General Corporation Law of the state of Delaware.

Second: That this Company owns all of the issued and outstanding shares of stock of China CGame, Inc., a corporation organized and existing under the laws of the state of Delaware.

Third: That this Company, by resolutions of its board of directors duly adopted by unanimous written consent on March 22, 2011 determined to merge into itself said China CGame, Inc., which resolutions are set forth as Exhibit A attached hereto and incorporated herein.

Fourth: The Certificate of Incorporation of the Company is hereby amended by deleting Article I of the Certificate of Incorporation in its present form and substituting therefore new Article I in the following form: The name of the Company is China CGame, Inc.

Fifth: The merger shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, China Architectural Engineering, Inc. has caused this Certificate of Ownership and Merger to be executed by a duly authorized officer this 25th day of March 2011.

CHINA ARCHITECTURAL ENGINEERING, INC.

By: /s/ Zhixin (Steven) Xing
Name: Zhixin (Steven) Xing
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:56 PM 03/25/2011
FILED 06:56 PM 03/25/2011
SRV 110343688 - 3779089 FILE

Exhibit A

RESOLUTIONS OF MERGER

Formation of Wholly-Owned Subsidiary to Effectuate a Name Change

WHEREAS, the Board deems it to be in the best interests of the Company to change its name to China CGame, Inc. to better reflect the business of the Company (the "Name Change");

WHEREAS, the Company will form a wholly-owned subsidiary named China CGame, Inc. (the "Merger Subsidiary") to effectuate the Name Change pursuant Section 253 of the DGCL which permits the "short-form" merger into a parent corporation of a subsidiary corporation where at least 90% of the outstanding shares of each class of stock of the subsidiary corporation are owned by the parent corporation by executing, acknowledging and filing, in accordance with section 103 of the DGCL, a certificate of such ownership and merger setting forth a copy of the resolution of its board of directors to so merge and the date of adoption;

WHEREAS, the Name Change shall be effectuated by the filing of a certificate of ownership and merger merging the Merger Subsidiary into the Company.

NOW, THEREFORE, BE IT RESOLVED, that the form of Certificate of Ownership and Merger (the "Certificate of Merger") attached hereto as Exhibit A to be filed is hereby adopted and approved with such additions, modifications, or deletions as the sole officer of the Company deems necessary or appropriate and in the best interest of the Company and its stockholders.

RESOLVED FURTHER, that the sole officer of the Company be, and hereby is, authorized and directed, to cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware.